Exhibit 31.1

CERTIFICATION

I, Richard Gabriel, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of DNAPrint Genomics, Inc.

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the consolidated financial statements, and other financial information included in this quarterly report, fairly present in all material respects the consolidated financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the issuer and have:

(a)

Designed such disclosure controls and procedures to ensure that material information relating to the issuer, including its consolidated subsidiaries, is made known to us, particularly during the period in which this quarterly report is being prepared;

(b)      Evaluated the effectiveness of the issuer’s disclosure controls and procedures as of June 30, 2007 (the Evaluation Date), and presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date; and

(c)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation, to the issuer’s auditors and the audit committee of our board of directors (or persons fulfilling the equivalent function):

a.   All significant deficiencies in the design or operation of internal controls which could adversely affect the issuer’s ability to record, process, summarize and report financial data and have identified for the issuer’s auditors any material weaknesses in internal controls; and

b.    Any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer’s internal controls; and

Date: August 14, 2007	/s/ Richard Gabriel
Richard Gabriel
Chief Executive Officer